Exhibit 23.4

June 27, 2022

Verano Holdings Corp

415 N. Dearborn – 4th Floor

Chicago, IL 60654

Consent of Independent Registered Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Verano Holdings Corp., of our auditor’s report dated March 31, 2020, relating to the financial statements of Alternative Medical Enterprises, LLC and Affiliates for the year ended December 31, 2020, which are included in this Registration Statement on Form S-8.

Sincerely,

Hill, Barth & King LLC

3838 Tamiami Trail N Suite 200

Naples, FL 34103

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